UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2019

J2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California 90028

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JCOM	NASDAQ Global Select Market

* Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2019, J2 Global, Inc. (the “Company”) completed the issuance and sale of $500 million aggregate principal amount of its 1.75% convertible senior notes due 2026 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”) (the “Offering”). The Notes were sold pursuant to a purchase agreement, dated November 12, 2019 (the “Purchase Agreement”), among the Company, and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers (the “Initial Purchasers”).

The Company estimates that the net proceeds from the Offering are approximately $487.9 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company used approximately $128.0 million of the net proceeds from the Offering to pay off all amounts outstanding under the existing senior secured credit facility of the Company’s subsidiary, J2 Cloud Services, LLC, and expects to use the remainder of the net proceeds for general corporate purposes, which may include acquisitions, although the Company does not have agreements or commitments for any material acquisitions or investments at this time.

Indenture

The Notes are governed by an indenture dated as of November 15, 2019 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 1.75% per annum, payable semiannually in arrears in cash on May 1 and November 1 of each year, commencing on May 1, 2020. The Notes mature on November 1, 2026, unless earlier converted or repurchased, and are senior unsecured obligations of the Company.

The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

The initial conversion rate of each of the Notes is 7.9864 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $125.21 per share of Common Stock). The conversion rate for the Notes will be subject to adjustment upon the occurrence of certain specified events. In addition, upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the Indenture), the Company will increase the conversion rate for holders of Notes (“Holders”) who elect to convert their Notes in connection with such a corporate event in certain circumstances.

Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding July 1, 2026 only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2020 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five business day period after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events.

Upon conversion, the Company may choose to pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

If the Company satisfies its conversion obligation through the payment of solely cash or through the payment and delivery of a combination of cash and shares of Common Stock, the amount of cash and shares of Common Stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 40 trading day observation period.

Holders may require the Company to repurchase for cash all or part of their Notes upon the occurrence of a fundamental change (as set forth in the Indenture) at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, to, but excluding, the fundamental change repurchase date.

Each of the following events will constitute an event of default under the Indenture:

•	default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 consecutive days;

•	default in the payment of principal of any Note when due and payable on the maturity date, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its obligation to convert the Notes pursuant to the Indenture upon exercise of a Holder’s conversion right and such failure continues for five business days;

•	failure to provide timely notice of a fundamental change or of a specified corporate event, in each case, when due and such failure continues for a period of five business days;

•	failure by the Company to comply with its obligations in the event of certain mergers, consolidations and sales of all or substantially all of its properties and assets;

•	failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture after 60 days of receiving written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company;

•	default by the Company or any significant subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such defaulted payment is not made, waived or extended within the applicable grace period;

•	a final judgment or judgments for the payment of $50,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries by a court of competent jurisdiction, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished (to the extent not covered by indemnities provided by reputable creditworthy companies or insurance as to which the applicable insurance company is solvent and has not denied coverage); or

•	certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

If an event of default, other than an event of default described in the final bullet above with respect to the Company, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If an event of default described in the final bullet above occurs with respect to the Company, the principal amount of the Notes will automatically become immediately due and payable.

A copy of the Indenture (including the Form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Indenture in this report is only a summary and is qualified in its entirety by the terms of the Indenture (including the Form of Note).

Item 2.03	Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On November 12, 2019, the Company issued a press release announcing the pricing of the Company’s private placement of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of November 15, 2019, between the Company and Wilmington Trust, National Association, as trustee (including Form of 1.75% Convertible Senior Notes due 2026).

99.1	Press Release dated November 12, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J2 Global, Inc. (Registrant)

Date: November 15, 2019	By:	/s/ Jeremy Rossen
Jeremy Rossen
Executive Vice President, General Counsel